UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2012

HomeStreet, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Ste. 2000, Seattle, WA 98101

(Address of principal executive offices) (Zip Code)

(206) 623-3050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 23, 2012, HomeStreet, Inc. (the “Company”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). Company shareholders approved Proposals 1, 2 and 4, and approved management’s recommendation on Proposal 3 of a three-year interval for the frequency with which shareholders are provided an advisory (non-binding) vote on executive compensation as described in the Company’s Proxy Statement for the 2012 Annual Meeting (the “Proxy Statement”) on Schedule 14-A, which was filed with the Securities and Exchange Commission on April 25, 2012.

The proposals voted on and approved by the shareholders at the Annual Meeting were as follows:

Proposal 1

Company shareholders re-elected the following three Class I directors with terms ending in the year 2015 as set forth below.

Nominee	For	Against	Abstain	Percent of Voted	Broker Non-Votes
Brian P. Dempsey	5,482,962.13	6,828.52	64,383.78	99.88%	291,224
Gerhardt Morrison	5,483,509.16	42,911.49	27,753.78	99.22%	291,224
Douglas I. Smith	5,489,980.47	4,284.16	59,909.81	99.92%	291,224

Proposal 2

Company shareholders approved, as set forth below, on as advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.

	Shares Voted	Percent of Voted	Percent of Outstanding
For	3,846,027.14	70.02%	53.70%
Against	1,646,480.50	29.98%	22.99%
Abstain	61,666.80	—	0.86%
Broker Non-Votes	291,224.00	—	4.07%

Proposal 3

Company shareholders approved, on an advisory basis, a determination of three years to be the preferred frequency with which the Company is to hold a shareholder vote to approve executive compensation as set forth below.

	Shares Voted	Percent of Outstanding
One Year	2,193,657.55	30.63%
Two Year	169,829.73	2.37%
Three Year	3,170,817.63	44.27%
Abstain	19,869.52	0.28%
Broker Non-Votes	291,224.00	4.07%

Proposal 4

Company shareholders approved, as set forth below, the ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2012.

	Shares Voted	Percent of Voted	Percent of Outstanding
For	5,799,332.52	99.31%	80.97%
Against	40,264.00	0.69%	0.56%
Abstain	5,801.92	—	0.08%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans, Executive Vice President
General Counsel and Chief Administrative Officer